UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2013

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 848-8600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On November 29, 2013, Alcantara LLC (“Alcantara”) delivered to MicroStrategy Incorporated (the “Company”) a stockholder action by written consent removing Sanju K. Bansal from the Company’s board of directors, without cause, effective immediately. Alcantara is wholly owned by Michael J. Saylor and is the holder of outstanding shares of capital stock of the Company representing a majority of the votes entitled to be cast at an election of directors. Alcantara took this action by written consent in accordance with Sections 1.11 and 2.2 of the Company’s Amended and Restated By-Laws and Section 228 of the General Corporation Law of the State of Delaware.

The foregoing summary is qualified in its entirety by reference to the full text of the written consent, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company intends to provide notice of such written consent to stockholders who are entitled to receive such notice in accordance with Section 228(e) of the General Corporation Law of the State of Delaware. A copy of such notice is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Exhibit

99.1	Action by Consent of Stockholders, dated November 29, 2013.

99.2	Notice of Action without a Meeting of the Stockholders, dated December 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSTRATEGY INCORPORATED

Date: December 2, 2013	By:	/s/ Douglas K. Thede
		Name:	Douglas K. Thede
		Title:	Senior Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Action by Consent of Stockholders, dated November 29, 2013.

99.2	Notice of Action without a Meeting of the Stockholders, dated December 2, 2013.

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